Exhibit 32.2
Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Stephen J. Hagge, executive vice president and chief financial officer of AptarGroup, Inc., certify that (i) the Quarterly Report on Form 10-Q of AptarGroup, Inc. for the quarter ended September 30, 2006 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ Stephen J. Hagge

Stephen J. Hagge
Executive Vice President and Chief Financial Officer

October 27, 2006